Exhibit 99.1
CONTACT: Robert Atkinson, Tween Brands,
                      Phone 614-775-3739
Tween Brands Revises Fourth Quarter Outlook
NEW ALBANY, Ohio; January 8, 2007 — Tween Brands, Inc. (NYSE:TWB) said today that based on the net sales results for the ten week period ended January 6, 2007, it now expects a comparable store sales increase for the fourth quarter ending February 3, 2007 in the 3% to 4% range compared to the mid single digit increase previously forecast. Consequently, earnings per diluted share for the quarter are now estimated to be in the range of $0.85 to $0.88, below the company’s previous guidance of $0.95 to $1.00 per share. Tween Brands reported earnings per diluted share of $0.80 for the fourth quarter 2005.
The company said that the expected earnings shortfall is a result of Limited Too’s flat December comparable store sales and lower merchandise margins at the brand, reflecting a higher level of markdowns made necessary to clear seasonal apparel from inventory. The company added that its Justice division is expected to achieve operating results for the fourth quarter in-line with its earlier estimates, including a comparable store sales increase of 20% or better.
Tween Brands plans to release the operating results for the fourth quarter and fiscal year on Wednesday, February 21, 2007, before the opening of trading on the New York Stock Exchange.
About Tween Brands, Inc.
Tween Brands, Inc. is a leading specialty retailer for tweens (ages 7 to 14). At Limited Too, the company sells sportswear, related accessories and key lifestyle items for active, fashion-aware tween girls. Limited Too currently operates 573 stores in 46 states and Puerto Rico, and has a select number of international franchised stores. Limited Too publishes a catazine coinciding with key tween shopping times throughout the year and conducts e-commerce on its Web site, www.limitedtoo.com.
Justice is the company’s newer specialty retail concept for tween girls, offering moderately-priced sportswear, key accessories and lifestyle items in predominantly off-the-mall store sites. Justice also publishes a catazine for its tween customers and currently operates 159 stores across the United States, the locations of which can be found on their Web site, www.justicejustforgirls.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release contains various “forward-looking statements” specifically related to the company’s financial performance for the fiscal 2006 fourth quarter, within the meaning of the Private Securities Litigation Reform Act of 1995 and other applicable securities laws. Such statements can be identified by the use of the forward-looking words “anticipate,” “estimate,” “project,” “target,” “believe,” “intend,” “plan,” “expect,” “hope,” “risk,” “could,” “pro forma,” “potential,” “prospects,” “outlook,” or similar words. These statements discuss future expectations, contain projections regarding future developments, operations or financial conditions, or state other forward-looking information. These forward-looking statements involve various important risks, uncertainties and other factors that could cause our actual results for the fourth quarter 2006 to differ materially from those expressed. The following factors, among others, could affect our future financial performance and cause actual future results to differ materially from those expressed or implied in any forward-looking statements included in this press release: changes in consumer spending patterns, consumer preferences and overall economic conditions; decline in the demand for our merchandise; the impact of competition and pricing; the effectiveness of our brand awareness and marketing programs; a significant change in the regulatory environment applicable to our business; risks associated with our sourcing and logistics functions; changes in existing or potential trade restrictions, duties, tariffs or quotas; currency and exchange risks; availability of suitable store locations at appropriate terms; ability to develop new merchandise; ability to hire and train associates; the potential impact of health concerns relating to severe infectious diseases, particularly on manufacturing operations of our vendors in Asia and elsewhere; acts of terrorism in the U.S. or worldwide; and other risks that may be described in other reports and filings we make with the Securities and Exchange Commission. Future economic and industry trends that could potentially impact revenue and profitability are difficult to predict. Therefore, there can be no assurance that the forward-looking statements included here will prove to be accurate. The inclusion of forward-looking statements should not be regarded a representation by us, or any other person, that our objectives will be achieved. The forward-looking statements made herein are based on information presently available to us, as the management of the company. We assume no obligation to publicly update or revise our forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.
Company Home Page: www.tweenbrands.com
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